QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 2003 (except Note 13, as to which the date is April 13, 2004) in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-117633) and related Prospectus of Seneca Gaming Corporation dated August 18, 2004.

/s/ Ernst & Young LLP
Buffalo, New York August 17, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm